UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2020

Date of earliest event reported: May 12, 2020

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 13, 2020 (the "Original 8-K") by IntelGenx Technologies Corp.  (the "Company"). The sole purpose of this amendment is to disclose the Company's Board of Directors' decision, following the Company's 2020 Annual Meeting of Stockholders held on May 11, 2020, as to how frequently the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers. No other changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As previously reported by the Company, at the Company's 2020 Annual Meeting of Stockholders held on May 12, 2020, the Company's stockholders selected, on a non-binding advisory basis, one year as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation to be paid by the Company to its named executive officers, in accordance with U.S. Securities and Exchange Commission rules and regulations. Based on these results and consistent with the Company's recommendation, the Company's Board of Directors has determined that the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of named executive officers, expected to be held at the Company's 2026 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP. (Registrant)

Dated: June 3, 2020	By: /s/ Ingrid Zerbe Ingrid Zerbe Corporate Secretary